Jaco Electronics, Inc.
April 10, 1998
Page 1





               [Morrison Cohen Singer & Weinstein, LLP Letterhead]

                                 (212) 735-8600

                                                                 April 10, 1998


Jaco Electronics, Inc.
145 Oser Avenue
Hauppauge, NY  11788

Re: Jaco Electronics, Inc. Post-Effective Amendment No. 1 to a Registration Statement on Form S-8/S-3 (Registration No. 33-89994)

Gentlemen:

     As counsel to Jaco Electronics, Inc., a New York corporation (the "Company"), we have been requested to render our opinion in connection with the issuance of up to an additional 306,667 shares of the Company's common stock, $.10 par value (the "Shares") upon the exercise of options (the "Options") authorized under the Company's 1993 Non-Qualified Stock Option Plan (the "Plan"), pursuant to Post-Effective Amendment No. 1 to the above-referenced registration statement (the "Registration Statement") being filed by the Company with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended.

         In connection with the foregoing, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Certificate of Incorporation of the Company, as amended, the By-laws of the Company, as amended, the Plan, the forms of option agreements, and such other documents as we have deemed necessary or appropriate as a basis for the opinions set forth below. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to executed documents of all executed copies submitted to us as conformed or photostatic copies. As to any facts material to such opinions which we did not independently establish or verify, we have relied upon statements or representations of officers and other representatives of the Company, public officials or others.

Jaco Electronics, Inc.
April 10, 1998
Page 2




         Based upon the foregoing, we are of the opinion that:

         The Shares have been duly authorized by the Board of Directors of the Company and, when issued and paid for in accordance with the Plan and the Options, will be validly issued, fully paid and non-assessable, and no personal liability will attach to the ownership thereof.

         We hereby consent to the inclusion of this opinion as Exhibit 5.1 to the Registration Statement.

                                Very truly yours,

                              /s/ Morrison Cohen Singer & Weinstein, LLP

                               Morrison Cohen Singer & Weinstein, LLP